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                                                                   EXHIBIT 10.2

                               WALBRO CORPORATION

                      EQUITY BASED LONG TERM INCENTIVE PLAN
                (AS AMENDED AND RESTATED EFFECTIVE JUNE 20, 1994)


SECTION 1.  Purposes; Definitions.

         This Equity Based Long Term Incentive Plan was adopted by the Board of Directors on February 6, 1991 and approved by the Shareholders on April 23, 1991. The Board of Directors of the Company has determined to amend and restate the Plan, effective June 20, 1994 to permit certain awards in respect of non-employee directors, and effective as of the date of the executive hereof, to permit certain other modifications the Board of Directors deems appropriate, subject to the approval of the Company's shareholders. The purpose of the Plan as amended and restated is to enable officers, key employees and directors of the Company and its Affiliates, its subsidiaries and affiliates to participate in the Company's future and to enable the Company to attract and retain such persons by offering them proprietary interests in the Company. The Plan also provides a means through which the Company can attract and retain such key persons of merit.

         For purposes of the Plan, the following terms are defined as set forth below:

         (a) "Account" means the record of an interest in this Plan with respect to a Director's Deferred Retainer represented by his or her:

                  (1) "Cash Account" which means an interest in this Plan composed of Deferred Retainers posted with a cash value to the credit of the Director, plus all income and gains credited to and minus all losses charged to such account, and minus all distributions charged to such account.

                  (2) "Stock Account" which means an interest in this Plan composed of Deferred Retainers posted with shares of Common Stock to the credit of the Director, plus all income and gains credited to and minus all losses charged to such account, and minus all distributions charged to such account.

The value of an Account at any time, other than on a Valuation Date, shall be the Account accrued as of the immediately preceding Valuation Date increased by the amount credited to the Account since the previous Valuation Date, and reduced by the value of any distributions from the Account. On the Valuation Date, the value shall be that as determined under the preceding sentence increased by the value of any income and gains and decreased by the value of all losses for that Valuation Date. Each Account represents an unfunded commitment of the Company to pay in the future the amounts credited thereunder, subject to all of the terms and conditions of this Plan. The Committee may establish more than one Account with respect to a Director, and the Plan shall apply separately with respect to each Account.



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         (b) "Affiliate" means a corporation or other entity controlled by the
Company and designated by the Committee as such.

         (c) "Award" means a Stock Appreciate Right, Stock Option, Deferred Option, Restricted Stock or Deferred Stock.

         (d) "Board" means the Board of Directors of the Company.

         (e) "Cause" means an act or acts of dishonesty by the optionee constituting a felony under applicable law and resulting or intending to result directly or indirectly in gain to or personal enrichment of the optionee at the Company's expense. Notwithstanding the foregoing, the optionee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to him has been given or has been made and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the optionee was guilty of conduct set forth above in the first sentence of this Section 2(e) and specifying the particulars thereof in detail.

         (f) "Change in Control" and "Change in Control Price" have the meanings set forth in Sections 15(b) and (c), respectively.

         (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         (h) "Commission" means the Securities and Exchange Commission or any successor agency.

         (i) "Committee" means the Committee referred to in Section 3.

         (j) "Common Stock" means common stock, par value $0.50 per share, of the Company.

         (k) "Company" means Walbro Corporation, a Delaware corporation.

         (l) "Conversion Election" means a non-binding election, on such form as may be required by the Committee, by a Director to change the method of measuring the investment return on all or some specified portion of the Director's Cash Account.

         (m) "Director's Grant Date" means (1) with respect to a person who was a Director on such date, June 20, 1994, and (2) with respect to a Director who was not a Director on June 20, 1994, the first business day of the initial term for which the Director is elected; and (3) with respect to a Deferred Option, the date the Retainer would have been paid in cash if not deferred pursuant to an Election.



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         (n) "Deferred Stock" means a award made pursuant to Section 8.

         (o) "Deferral Election" or "Election" means an election by a Director to (a) either receive all of his or her Retainer on a current basis or to reduce his or her Retainer for a Retainer Year by an amount or percentage specified in the Election; and (b) to select whether the Deferred Retainer for that Retainer Year will be posted to the Cash Account, the Stock Account, converted to Deferred Options or a combination of the foregoing. With respect to any period or Election for which Rule 16b-3 as in effect on April 30, 1991 is in effect or applies, the Election shall be a one-time, irrevocable Election and shall apply to each and every Retainer during the period such Rule 16b-3 applies to the Plan (or any later period if designated by the Committee), and with respect to any period or Election for which Rule 16b-3 as promulgated in Securities and Exchange Commission Release 34-28869 (including any amendment or successor thereto) applies, the Deferral Election shall be effective only if received on a Notice Date that is at least six months prior to the transaction to which the Election relates and is irrevocable with respect to any Retainer Year that has commenced.

         (p) "Deferred Retainer" means the amount of the Retainer posted to the Account from time to time based upon the Director's Deferral Election to defer some or all of his or her Retainer.

         (q) "Director" means each and any director who serves on the Board and who is not an officer or employee of the Company or any of its Affiliates.

         (r) "Deferred Option" means an Option granted to the Director pursuant to a Deferral Election.

         (s) "Disability" means a permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

         (t) "Disinterested Person" shall have the meaning set forth in Rule 16(b)-(3), or any successor definition adopted by the Commission and shall mean a person who is also an "outside director" under Section 162(m) of the Code.

         (u) "Early Retirement" means retirement from active employment with the Company or an Affiliate on or after attainment of age 55.

         (v) "Earnings Factor" means the product of (1) the prime interest rate as of the first business day within the accounting period as established by the Company's principal bank, or such other interest rate as may be designated from time to time by the Committee and (2) a fraction, the numerator of which is the number of full calendar months in the accounting period and the denominator of which is 12. If the accounting period is other than one or more full calendar months, the Committee shall appropriately modify the fraction calculated under the preceding sentence.



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         (w) "Effective Date" means the date specified by the Board at the time the Plan is approved by the Board.

         (x) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

         (y) "Fair Market Value" means, except as otherwise provided in this Plan, the mean, as of any given date, between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, any other national exchange on which the Common Stock is listed or on NASDAQ. If there is no regular public trading market for such stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

         (z) "Investment Election" means an election, on such form as may be required by the Committee, by the Director to direct the method of measuring the investment return of his or her Cash Account.

         (aa) "Investment Fund" means one or more of the investment alternatives (other than Common Stock) which are available and designated by the Committee, and which are used as a measurement of investment return on Cash Accounts.

         (bb) "Notice Date" means the date established by the Committee as the deadline for it to receive a Deferral Election or any other notification with respect to an administrative matter in order to be effective under this Plan.

         (cc) "Normal Retirement" means retirement from active employment with the Company or an Affiliate at or after age sixty-five (65).

         (dd) "Payment Date" means, with respect to an Account, the first day of the month coincident with or next following the earlier of (1) the date of the Director's Termination of Directorship and (2) the date of a Change in Control.

         (ee) "Plan" means the Walbro Corporation Equity Based Long Term Incentive Plan, as set forth herein and as hereinafter amended from time to time.

         (ff)     "Restricted Stock" means an award under Section 9.

         (gg) "Retainer" means the retainer provided to a Director for services rendered as a Director, including attendance at meetings, but not the reimbursement of expenses, in his or her capacity as a Director.

         (hh)     "Retainer Year" means the calendar year.

         (ii)     "Retirement" means Normal or Early Retirement.



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              (jj) "Rule 16b-3" means Rule 16b-3, as promulgated by the
Commission under Section 16(b) of the Exchange Act, as amended from time to time.

              (kk) "Settlement Date" means the date on which financial transactions from a Trade Date are considered to be settled.

              (ll) "Stock Appreciation Right" means a right granted under
Section 8.

              (mm) "Stock Option" or "Option" means an option granted under
Section 6.

              (nn) "Sweep Date" means the date established by the Committee as the cutoff date and time for the Committee to receive notification with respect to a financial transaction in order to be processed with respect to a Trade Date.

              (oo) "Termination of Employment" means the termination of the participant's employment with the Company or any Affiliate. A participant employed by an Affiliate of the Company shall also be deemed to incur a termination of employment if the Affiliate ceases to be an Affiliate and the participant does not immediately thereafter become an employee of the Company or another Affiliate.

              (pp) "Termination of Directorship" means the occurrence of any act or event that actually or effectively causes or results in the person's ceasing, for whatever reason, to be a Director of the Company, including, without limitation, death, Disability, removal, severance at the election of the Director, retirement, failure to be elected or stand for election as a Director, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company or its Affiliates of all businesses owned or operated by the Company or its Affiliates.

              (qq) "Trade Date" means the date as of which a financial transaction is considered by this Plan to have occurred.

              (rr) "Trust" means the Walbro Corporation 1994 Director's Stock Incentive Trust.

              (ss) "Valuation Date" means the dates established by the Committee.

         In addition, certain other terms used herein have definitions given to them in the first place on which they are used.

SECTION 2.  Plan Awards.

         To carry out the purpose of the Plan, the Company and its Subsidiaries will from time to time enter into various arrangements with persons eligible to participate in the Plan and confer various benefits upon them. If their terms and conditions and the benefits conferred by them are not inconsistent with the provisions of the Plan, such arrangements are authorized under the Awards. The authorized categories of benefits for which Awards may be granted, which are


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more fully described elsewhere in this Plan, are Stock Options, Deferred
Options, Stock Appreciation Rights, Restricted Stock and any other benefits granted under the Plan that are not among those listed above, but which (a) by their terms will or might involve the issuance or sale of Common Stock, (b) are measured, in whole or in part, by the value, appreciation, dividend yield or other features attributable to a specified number of shares of Common Stock, or
(c) may result in a cash payment.

         An Award may confer one such benefit or two or more of them in tandem or in the alternative. Subject to the provisions of the Plan, any Award granted pursuant to the Plan shall contain such additional terms and provisions as those administering the Plan for the Company may consider appropriate. Among other things, any such Award may, but need not, also provide for the satisfaction of any applicable tax withholding obligation by the retention of shares to which the grantee would otherwise be entitled or by the grantee's delivery of previously owned shares or other property.

SECTION 3.  Administration.

         The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board, composed of such number of Disinterested Persons as is required for an application of Rule 16b-3, each of whom shall be appointed by and serve at the pleasure of the Board. If at any time no Committee shall be in office, the functions of the Committee specified in the Plan shall be exercised by the members of the Board who are Disinterested Persons.

         The Committee shall have plenary authority to grant Awards to officers, key employees and Directors of the Company and its Affiliates.

         Among other things, the Committee shall have the authority, subject to the terms of the Plan:

              (a) to select the officers and key employees to whom Awards may from time to time be granted;

              (b) to determine whether and to what extent Stock Options, Deferred Options, Stock Appreciation Rights, Restricted Stock and Deferred Stock or any combination thereof are to be granted hereunder;

              (c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

              (d) to determine the terms and conditions of any Award granted hereunder (including, but not limited to, the share price, any vesting restriction or limitation and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine);



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              (e)   to adjust the terms and conditions, at any time or from
time to time, of any Awards, including with respect to performance goals and measurements applicable to performance-based awards pursuant to the terms of the Plan;

              (f) to determine under what circumstances an Award may be settled in cash or Common Stock under the terms of the Plan;

              (g) to determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred;

              (h)   to establish, maintain and adjust Accounts;

              (i) to administer Deferral Elections, and to determine whether to permit and administer Investment Elections and Conversion Elections;

              (j)   to establish and determine the Earnings Factor, if any;

              (k) to establish and determine the Investment Funds, if any, to be applied under the Plan;

              (l) to direct and implement the payment of Accounts as of the Payment Date; and

              (m) to interpret and make final determination with respect to the number of shares of common stock remaining available.

         The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

         The Committee may act only by a majority of its members then in office, except that the members thereof may authorize any one (1) or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

         Any determination made by the Committee pursuant to the provisions of the Plan with respect to any Award shall be made in its sole discretion at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee pursuant to the provisions shall be final and binding on all persons, including the Company and the Plan participants.

SECTION 4.  Common Stock Subject to the Plan.

         The total number of shares of Common Stock reserved and available for distribution pursuant to Awards under the Plan shall be equal to ten percent (10%) of the number of shares of Common Stock outstanding on the date the amendment and restatement of the Plan is


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approved by the Stockholders of the Company. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

         Subject to Section 8(b)(iv), if any shares of Stock that have been optioned cease to be subject to a Stock Option, if any shares of Stock that are subject to any Award are forfeited, if any Award otherwise terminates without a payment being made to the participant in the form of Stock or if any shares of Common Stock that were previously issued under the Plan are received in connection with the exercise of an Award, such shares shall again be available for distribution in connection with Awards under the Plan.

         In the event of any merger, reorganization, consolidation, recapitalization, spin-off, stock dividend, stock split, extraordinary distribution with respect to the Common Stock or other similar change in corporate structure affecting the Common Stock, such substitution or adjustments shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and Option price of shares subject to outstanding Stock Options and Stock Appreciation Rights, and in the number of shares subject to other outstanding Awards granted under the Plan as may be determined to be appropriate by the Board, in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. Such adjusted Option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 5.  Eligibility.

         Officers and key employees of the Company and its Affiliates (but excluding members of the Committee) who are responsible for or contribute to the management, growth and profitability of the business of the Company and its Affiliates are eligible to be granted Awards under the Plan. Each Director shall be eligible to be granted Stock Options to purchase shares of Common Stock in accordance with Section 7 and shall be eligible to make a Deferral Election as provided in the Plan. The Committee may designate any person as not eligible to participate in the Plan even if such person would be otherwise eligible to participate in the Plan, and members of the Committee are not eligible to participate to the extent inconsistent with such persons intended status as a Disinterested Person.

SECTION 6.  Stock Options.

         (a) Administration. Stock Options may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers and key employees to whom, and the time or times at which grants of Stock Options will be made, the number of shares of Common Stock with respect to which Stock Options will be granted, the time or times within which such Stock Options will be subject to forfeiture, and any other terms and conditions of the Stock Options, in addition to those contained in Section 6(c). Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve and the Committee shall have the authority to grant any optionee Stock Options. However, no Stock Options within the meaning of Section 422 of the Code may be granted under the Plan, and no Stock Option shall be granted under this Section 6 to a Director. During any three-calendar-year period, Stock Options for no more than 150,000 shares of Common Stock shall be granted to any person.


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         (b) Option Agreements. Stock Options shall be evidenced by Option agreements, the terms and provisions of which need not be the same with respect to each such Optionee. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual as a participant in any grant of Stock Options, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Option agreement. The Company shall notify a participant of any grant of a Stock Option, and a written Option agreement or agreements shall be duly executed and delivered by the Company to the participant. Such agreement or agreements shall become effective upon execution by the participant.

         (c) Terms and Conditions. Options granted under the Plan shall be subject to the following terms and conditions and the relevant Option agreements shall contain such additional terms and conditions as the Committee shall deem desirable:

             (i) Option Price. The Option price per share of Common Stock purchasable under a Stock Option shall be set forth in the Option agreement and shall be equal to the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant.

             (ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than the ten (10) years and one (1) day after the date the Stock Option was granted.

             (iii) Exercisability. Subject to Section 6(c)(i) and 15(a)(i), Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.

         In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

         (d) Method of Exercise. Subject to the provisions of this Section 6, Stock Options may be exercised, in whole or in part, at any time during the option period by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

         Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment in full or in part may also be made (i) by delivering Common Stock already owned by the optionee having a total Fair Market Value on the date of such delivery equal to the Option price; (ii) by authorizing the Company to retain shares of Common Stock which would otherwise be issuable upon exercise of the Option having a total Fair Market Value as of the date of delivery equal to the Option price; (iii) by delivery of cash or the extension of credit by a broker-dealer to whom the optionee has submitted a notice of exercise (in accordance


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with Part 220, Chapter II, Title 12 of the Code of Federal Regulations,
so-called "cashless" exercise); or (iv) any combination of the foregoing.

         If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Deferred Stock, the number of shares of Stock to be received upon such exercise equal to the number of shares of Restricted Stock or Deferred Stock used for payment of the option exercise price shall be subject to the same forfeiture restrictions or deferral limitations to which such Restricted Stock or Deferred Stock was subject, unless otherwise determined by the Committee.

         No shares of Common Stock shall be issued until full payment therefor has been made. Subject to any forfeiture restrictions or deferral limitations that may apply if a Stock Option is exercised using Restricted Stock or Deferred Stock, an optionee shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares, has given, if requested, the representation described in
Section 18(a) and such shares have been recorded on the Company's official stockholder records as having been issued or transferred. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded on the Company's official stockholder records as having been issued or transferred, except as provided in Section 4.

         (e) Non-transferability of Options. Except as provided in an Option agreement, no Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or by the guardian or legal representative of the optionee. Notwithstanding the foregoing, if and to extent transferability is permitted and exempt under Rule 16b-3 and except as otherwise provided in an Agreement, every Stock Option shall be freely transferable. The terms "holder" and "optionee" include the guardian and legal representative of the optionee named in the Option agreement and any person to whom an Option is transferred.

         (f) Effect of Termination of Employment on Option.

             (i) By Reason of Death. If an optionee's employment terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine, for a period of five (5) years (or such other period as the Committee may specify in the relevant Option agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

             (ii) By Reason of Disability. If an optionee's employment terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent then exercisable or on such accelerated basis as the Committee may determine, for a period of six (6) years (or such other period as the Committee may specify in the relevant Option agreement) from the date of such Disability or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that if the optionee dies within such six (6) year period (or such shorter


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         period), an unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such six (6) year (or shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve (12) months from the date of such death or until the expiration of the stated terms of such Stock Option, or whichever period is the shorter.

             (iii) By Reason of Retirement. If an optionee's employment terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine, for a period of six (6) years (or such shorter period as the Committee may specify in the relevant Option agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such six (6) year (or such shorter) period any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such six (6) year (or such shorter) period, continue to exercisable to the extent to which it was exercisable at the time of death for a period of twelve
         (12) months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

             (iv) Other Termination. Unless otherwise determined by the Committee and set forth in the relevant Option agreement, if an optionee incurs a Termination of Employment for any reason other than death, Disability or Retirement, any Stock Option held by such Optionee shall thereupon terminate, except that such Stock Option, to the extent then exercisable, may be exercised for the lesser of three (3) months from the date of such Termination of Employment or the balance of such Stock Option's term if such Termination of Employment of the optionee is involuntary and without Cause. Notwithstanding the foregoing, if an optionee incurs a Termination of Employment at or after a Change in Control, other than by reason of death, Disability or Retirement, any Stock Option held by such optionee shall be exercisable for the lesser of (x) six (6) months and one (1) day from the date of such Termination of Employment, and (y) the balance of such Stock Option's term.

         (g) Cashing Out of Option; Settlement of Spread Value in Stock. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of any Stock Option to be exercised by paying the optionee an amount in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock that is the subject of the Option over the Option price times the number of shares of Common Stock subject to the Option on the effective date of such cash out. Cash outs relating to Options held by optionees who are actually or potentially subject to Section 16(b) of the Exchange Act shall comply with the "window period" provisions of Rule 16b-3, to the extent applicable, and the Committee may determine Fair Market Value based on the highest mean sales price of the Common Stock on any exchange on which the Common Stock is listed (or NASDAQ) on any day during such "window period" under the pricing rules set forth in Section 8(b)(ii)(2).

         (h) Change in Control. Notwithstanding any other provision of the Plan, upon a Change in Control, in the case of Stock Options other than Stock Options held by an officer or


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director of the Company (within the meaning of Section 16 of the Exchange Act)
which were granted less than six (6) months prior to the Change in Control (which will be governed by the proviso to this sentence) during the sixty (60) day period from and after a Change in Control (the "Exercise Period"), unless the Committee shall determine otherwise at the time of grant, an optionee shall have the right, whether or not the Stock Option is fully exercisable, in lieu of the payment of the exercise price of the shares of Common Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within thirty (30) days of such notice, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of the Common Stock under the Stock Option (the "Aggregate Spread") multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this Section 6 shall have been exercised; provided, however, that if the end of such sixty (60) day period from and after a Change in Control is within six (6) months of the date of grant of a Stock Option held by an optionee who is an officer or director of the Company (within the meaning of Section 16(b) of the Exchange Act), such Stock Option shall be cancelled in exchange for a cash payment to the optionee at the time of optionee's termination of employment equal to the Aggregate Spread multiplied by the number of shares of common Stock granted under said Stock Option, plus interest on such amount at the prime rate as reported in the Wall Street Journal, compounded annually and determined from time to time.

SECTION 7. Director Option Grants.

         (a) Eligibility. Each Director shall be eligible to be granted Stock Options or Deferred Options to purchase shares of Common Stock as provided in this Section.

         (b) Grant and Exercise. Each Director who is a Director on June 20, 1994 shall be granted a Stock Option on such date to purchase 10,000 shares of Common Stock without further action by the Board of Directors or the Committee. Each Director whose initial term as a member of the Board commences after June 20, 1994 shall be granted a Stock Option (other than a Deferred Option) on the Director Grant Date to purchase 10,000 shares of Common Stock without further action by the Board of Directors or the Committee. A Director shall be granted Deferred Options if elected by the Director in a Deferral Election on the Director Grant Date applicable to that Election. The number of Deferred Options to be granted for any Retainer Year shall equal the quotient obtained by dividing the amount of the Deferred Retainer by 75% of the Fair Market Value per share of the Common Stock on the relevant date. If the number of shares of Common Stock available to grant under the Plan on a scheduled date of grant is insufficient to make all automatic grants required to be made pursuant to the Plan on such date, then each eligible Director shall receive an Option to purchase a pro rata number of the remaining shares of Common Stock available under the Plan; provided further, however, that if such proration results in fractional shares of Common Stock, then such Option shall be rounded down to the nearest number of whole shares of Common Stock. The Option price of all Deferred Options shall be 25% of the Fair Market Value per share on the Director's Grant Date.

         (c) Terms and Conditions. Options shall be subject to such terms and conditions as shall be determined by the Committee and unless otherwise provided in an Agreement shall include the following:

         (d) Option Period. The Option Period of each Option shall be ten (10) years.

         (e) Exercisability. Subject to Section 15(a), Options shall be exercisable upon the earliest of the date of the Director's death or Disability and the date that is the six-month anniversary of the Director's Grant Date. If the Committee provides that any Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part. In addition, the Committee may at any time accelerate the exercisability of any Option. An Award, including any Options not yet exercised and the value of the Account not yet distributed shall be forfeited if the Director incurs a Termination of Directorship due to Cause.

         (f) Method of Exercise. A Director desiring to exercise an Option, in whole or in part, at any time during the Option period must give written notice of exercise on a form provided by the Committee (if available) to the Company specifying the number of shares of Common Stock subject to the Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by cash or check or such other form of payment as the Company may accept. If approved by the Committee, payment in full or in part may also be made (i) by delivering Common Stock already owned by the Director having a total Fair Market Value on the date of such delivery equal to the Option price; (ii) by authorizing the Company to retain shares of Common Stock which would otherwise be issuable upon exercise of the Option having a total Fair Market Value on the date of delivery equal to the Option price; (iii) by the delivery of cash or the extension of credit by a broker-dealer to whom the Director has submitted a notice of exercise (in accordance with Part 220, Chapter II, Title 12 of the Code of Federal Regulations, so-called "cashless" exercise); or (iv) by any combination of the foregoing. No shares of Common Stock shall be issued until full payment therefor has been made.

         (g) Non-transferability of Options. Except as provided in an Option agreement, no Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or by the guardian or legal representative of the optionee. Notwithstanding the foregoing, if and to extent transferability is permitted and exempt under Rule 16b-3 and except as otherwise provided in an agreement, every Stock Option shall be freely transferable. The terms "holder" and "optionee" include the guardian and legal representative of the optionee named in the Option agreement and any person to whom an Option is transferred.

         (h) Application of Other Sections. Section 6(g) and 6(h) shall apply to Options granted to Director under this Section 7, to the extent permitted by applicable law.

SECTION 8.  Stock Appreciation Rights.

         (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (other than a Stock Option granted to a Director) granted under the Plan. Such rights may be granted either at or after the time of grant of such Stock

Option, but may not be granted to a Director. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

         A Stock Appreciation Right may be exercised by an optionee in accordance with Section 6(b) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 8(b). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised. During any three-calendar-year period, Stock Appreciation Rights for no more than 150,000 Stock Appreciation Rights shall be granted to any person.

         (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

             (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 6 and this Section 8; provided, however, that a Stock Appreciation Right shall not be exercisable during the first six months of its term by an optionee who is actually or potentially subject to Section 16(b) of the Exchange Act, except that this limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of the six month period.

             (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Common Stock or both equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

         In the case of Stock Appreciation Rights relating to Stock Options held by optionees who are actually or potentially subject to Section 16(b) of the Exchange Act, the Committee:

         (1) may require that such Stock Appreciation Rights be exercised only in accordance with the applicable "window period" provisions of Rule 16b-3; and

         (2) may provide that the amount to be paid upon exercise of such Stock Appreciation Rights during a rule 16b-3 "window period" shall be based on the highest mean sales price of the Stock on the New York Stock Exchange on any day during such "window period".

             (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 6(e).

             (iv) To the extent required by Rule 16b-3, upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 4 on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares covered by the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

SECTION 9. Restricted Stock.

         (a) Administration. Shares of Restricted Stock may be awarded either alone or in addition to other awards granted under the Plan, but may not be awarded to a Director. The Committee shall determine the officers and key employees to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any participant, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 9(c).

         The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals of the participant or of the Company or subsidiary, division or department of the Company for or within which the participant is primarily employed or such other factors or criteria as the Committee shall determine. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

         (b) Awards and Certificates. Each participant receiving an Award of Restricted Stock shall be issued a certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

             "The transferability of this certificate and shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Walbro Corporation Equity Based Long Term Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of Walbro Corporation, 6242 Garfield Street, Cass City, Michigan 48726."

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the stock covered by such award.

         (c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

             (i) Restrictions. Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 9(c)(vi), during a period set by the Committee, commencing with the date of such Award (the "Restriction Period"), the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. Within these limits, the Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance of the participant or of the Company or the subsidiary, division or department for which the participant is employed or such other factors or criteria as the Committee may determine.

             (ii) Rights as Shareholder. Except as provided in this paragraph
         (ii) and Section 9(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Committee and subject to Section 18(f) of the Plan,
         (i) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock, and (ii) non-cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock on which such dividend was paid.

             (iii) Forfeiture of Restricted Stock. Except to the extent otherwise provided in the applicable Restricted Stock Agreement (referred to in Section 9(c)(vi)) and Sections 9(c)(i), 9(c)(iv) and 15(a)(ii), upon a participant's Termination of Employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

             (iv) Waiver of Restrictions. In the event of hardship or other special circumstances of a participant whose employment is involuntarily terminated (other than for Cause), the Committee shall have the discretion to waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock.

             (v) Expiration of Restriction Period. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates for such shares shall be delivered to the participant.

             (vi) Each Award shall be confirmed by, and be subject to the terms of, a Restricted Stock Agreement.

SECTION 10.  Deferred Stock.

         (a) Administration. Deferred Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers and key employees to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any participant, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Common Stock will be deferred and any other terms and conditions of the Award, in addition to those contained in Section 10(b). Directors shall not be awarded Deferred Stock.

         The Committee may condition the grant of Deferred Stock upon the attainment of specified performance goals of the participant or of the Company or subsidiary, division or department of the Company for or within which the participant is primarily employed or upon such other factors or criteria the Committee shall determine. The provisions of Deferred Stock Awards need not be the same with respect to each recipient.

         (b) Terms and Conditions. Deferred Stock Awards shall be subject to the following terms and conditions:

             (i) Subject to the provisions of the Plan and the Deferred Stock Agreement referred to in Section 10(b)(vii), Deferred Stock Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or Elective Deferral Period as defined in Section 10(b)(vi), where applicable), the Committee my elect to deliver (1) Stock or (2) cash equal to the Fair Market Value of such Stock to the participant for the shares covered by the Deferred Stock Award.

             (ii) Unless otherwise determined by the Committee and subject to
         Section 18(f) of the Plan, amounts equal to any dividends declared during the Deferral Period on the class or series of Stock covered by the Deferred Stock Award, with respect to the number of shares covered by a Deferred Stock Award, will be awarded, automatically deferred and deemed to be reinvested in additional Deferred Stock.

             (iii) Except to the extent otherwise provided in the applicable Deferred Stock Agreement and Sections (10)(b)(iv), 10(b)(v) and 15(a)(ii), upon a participant's Termination of Employment for any reason during the Deferral Period, the rights to shares still covered by the Deferred Stock Award shall be forfeited by the participant.

             (iv) Based on service, performance of the participant or of the Company or the subsidiary, division or department for which the participant is employed or such other factors or criteria as the Committee may determine, the Committee may provide for the lapse of deferral limitations in installments and may accelerate the vesting of all or any part of any Deferred Stock Award and waive the deferral limitations for all or any part of such Award.

             (v) Except to the extent otherwise provided in Section 15(a)(ii), in the event that a participant's employment is involuntarily terminated (other than for Cause), the Committee shall have the discretion to waive in whole or in part any or all remaining deferral limitations with respect to any or all of such participant's Deferred Stock.

             (vi) A participant may elect to further defer receipt of the Deferred Stock payable under an Award (or an installment of an Award) for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee. Subject to any exceptions adopted by the Committee, such election must generally be made at least 12 months prior to completion of the Deferral Period for the Award (or for such installment of an Award).

             (vii) Each Award shall be confirmed by, and be subject to the terms of a Deferred Stock Agreement.

SECTION 11. Director Deferrals

         (a) Deferred Retainer

         A Director who desires to have a Deferred Retainer credited to an Account on his or her behalf shall file a Deferral Election pursuant to the procedures of the Committee specifying and authorizing an amount or percentage of his or her Retainer otherwise payable to be reduced and to be

             (1) posted to the Cash Account; or

             (2) posted to the Stock Account; or

             (3) replaced by Deferred Options; or

             (4) a combination of any of the foregoing.

If a Director's Deferral Election is, in whole or in part, the election to receive a Deferred Option, the terms and conditions regarding such Deferred Option shall be determined under Section 7 and unless otherwise specified shall be the same as any other Stock Options granted to Directors under the Plan. A Director who does not elect a Deferred Retainer shall be deemed to have made an Election to receive all the Retainer on a current basis.

         (b) Election Procedures. If properly executed and received by the Committee, a Deferral Election shall be effective only with respect to a Retainer paid in a Retainer Year to which the Deferral Election applies and only with respect to a Retainer paid after the Notice Date for the Deferral Election. Consistent with the above, the Committee may establish rules and procedures governing when a Deferral Election will be effective and what Retainer will be deferred by the Deferral Election; provided such rules and procedures are not more permissive than the terms and provisions of this Plan.

         (c) Posting. For each Retainer Year for which a Deferral Election is in effect, the Company shall

             (1) post to the Cash Account the amount reflected in the Deferral
                 Election to be so posted;

             (2) post to the Stock Account the number of shares of Common Stock equal to the amount of the Deferred Retainer to be posted to the Stock Account divided by the Fair Market Value per share of the Common Stock on the posting date;

             (3) distribute to the Participant Deferred Options; or

             (4) a combination of the foregoing.

         (d) Fully Vested Deferral Accounts. A Director shall be fully vested and have a nonforfeitable right to his or her Account at all times.

         (e) Distribution. A Director shall receive the value of the Account in cash in a single sum on the Payment Date (in the case of a Payment Date other than due to the death of the Director).

         (f) Payment to a Representative. Upon the death of a Director, the balance in his or her Accounts shall be paid to the Director's beneficiary in a single sum as soon as administratively possible after the Director's Payment Date (which is due to the death of the Director).

SECTION 12. Accounting for Directors' Accounts and for Investment Funds.

         (a) Individual Accounting.

             (1) Account Maintenance. The Committee shall cause the Accounts for each Director to reflect transactions involving amounts posted to the Accounts and the measurement of investment returns on Accounts in accordance with this Plan. Investment returns during or with respect to an accounting period shall be accounted for at the individual account level by "posting" such returns to each of the appropriate Accounts of each affected Director. Account values shall be maintained in shares, units or dollars. Cash dividends credited to the Director's Stock Account shall be deemed to be invested in additional shares of Common Stock.

             (2) Trade Date Accounting and Investment Cycle. For any financial transaction involving a change in the measurement of investment returns, or distributions to be processed as of a Trade Date, the Committee must receive instructions by the Sweep Date and such instructions shall apply only to amounts posted to the Accounts as of the Trade Date. Such financial transactions in an Investment Fund shall be posted to a Director's Accounts as of the Trade Date and based upon the Trade Date values. All such transactions shall be effected on the Settlement Date (or as soon as is administratively feasible) relating to the Trade Date as of which the transaction occurs.

             (3) Suspension of Transactions. Whenever the Committee considers such action to be appropriate, the Committee, in its discretion, may suspend from time to time the Trade Date.

             (4) Error Correction. The Committee may correct any errors or omissions in the administration of this Plan by restoring or charging any Account with the amount that would be credited or charged to the Account had no error or omission been made.

         (b) Accounting for Investment Funds. The investment returns of each Investment Fund shall be tracked in the manner directed by the Committee. Investment income, earnings, and losses charged against the Accounts shall be based solely upon the actual performance of each of the Investment Funds for the period of time all or some portion of each of the Accounts has been designated to use such Investment Fund as a measurement of investment returns.

SECTION 13. Investment Funds and Elections

         (a) General. The Committee may provide in its sole discretion for the application of Investment Funds under the Plan. If so, a separate Investment Election and Conversion Election must be made with respect to the Deferred Retainer and Accounts; provided however, if no Investment Election or Conversion Election is received from a Director, such Director will be deemed to have submitted a Conversion Election with respect to his or her Accounts, which designates that such Account will have its investment returns measured by the Earnings Factor. If Investment Funds are not applied by the Committee, investment returns shall be measured by the Earning Factor.

         (b) Investment of Deferred Retainer.

             (1) Investment Election. Subject to Section 13(a), each Director may, by submission to the Committee of a completed Investment Election form provided for that purpose by the Committee, request the Committee to use a measurement of investment returns for Deferred Retainers posted to his or her Cash Account in one or more Investment Funds.

             (2) Effective Date of Investment Election; Change of Investment Election. A Director's initial Investment Election will be effective with respect to a Fund on the Trade Date which relates to the Sweep Date on which or prior to which the Investment Election is received pursuant to procedures specified by the Committee. Any Investment Election which has not been properly completed will be deemed not to have been received. A Director's Investment Election will continue in effect notwithstanding any change in the Retainer until the effective date of a new Investment Election. A change in Investment Election shall be effective with respect to a Fund on the Trade Date which relates to the Sweep Date on which or prior to which the Committee receives the Director's new Investment Election.

         (c) Investment of Cash Accounts.

             (1) Conversion Election. Notwithstanding a Director's Investment Election, if the Committee permits the application of Investment Funds, a Director may request the Committee, by submission of a completed Conversion Election provided for that purpose to the Committee, to change the measurement of investment returns of his or her Cash Account.

             (2) Effective Date of Conversion Election. A Conversion Election to change a Participant's measurement of investment returns of his or her Cash Accounts in one Investment Fund to another Investment Fund shall be effective with respect to such Investment Funds on and after the Trade Date which relates to the Sweep Date on which or prior to which the Conversion Election is received pursuant to procedures specified by the Committee. Notwithstanding the foregoing, to the extent required by any provisions of an Investment Fund, the effective date of any Conversion Election may be delayed or the amount of any permissible Conversion

         Election may be reduced. Any Investment Election which has not been properly completed will be deemed not to have been received.

SECTION 14. FUNDING.

         (a) Satisfaction of Obligation. The Company's obligation to a Director with respect to an Account shall be satisfied by payments made to the Director from the Trust or from the Company in its sole discretion.

         (b) Trust. The Company may establish the Trust on or about the date this Agreement is adopted. The Trust may be revocable or irrevocable.

         (c) Letter of Credit. Within thirty (30) days of the Effective Date, the Company may place in the Trust a standing letter of credit for an amount sufficient to pay estimated accruals under this Agreement. Within the first thirty (30) days of commencement of each Fiscal Year, the Company may adjust the amount of the letter of credit to equal the sum of all Directors' Accounts as of the last Valuation Date in the prior fiscal year of the Company plus a good faith estimate of accruals for the current fiscal year. The letter of credit may be irrevocable.

         (d) Notice to Trustee. If a payment required under the terms of this Agreement has not been made to a Director or Representative, the Director or Representative must notify the Trustee in writing of the amount owed to him pursuant to this Agreement and the date such amount was due and payable.

SECTION 15.  Change in Control Provisions.

         (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control (as defined in Section 15(b)):

             (i) Any Stock Appreciation Rights, Stock Options and Deferred Stock Options outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested in the full extent of the original grant; provided, however, that, in the case of the holder of Stock Appreciation Rights who is actually subject to Section 16(b) of the Exchange Act, such Stock Appreciation Rights shall have been outstanding for at least six months at the date such Change in Control is determined to have occurred.

             (ii) The restrictions and deferral limitations applicable to any Restricted Stock and Deferred Stock shall lapse, and such Restricted Stock and Deferred Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

         (b) Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

             (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (1) the then outstanding shares of Common Stock of the Company or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company; (2) any acquisition by the Company; (3) any acquisition by a Person including the participant or with whom or with which the participant is affiliated; (4) any acquisition by a Person or Persons one or more of which is a member of the Board or an officer of the Company or an affiliate of any of the foregoing on the Effective Date,
         (5) any acquisition by any employee benefit Plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (6) any acquisition by any corporation pursuant to a transaction described in clauses (A), (B) and (C) of paragraph (iii) of this Section 15(b); or

             (ii) During any period of twenty-four (24) consecutive months, individuals who, as of the beginning of such period, constituted the entire Board cease for any reason to constitute at least a majority of the Board, unless the election, or nomination for election, by the Company's stockholders, of each new director was approved by a vote of at least two-thirds (2/3) of the Continuing Directors, as hereinafter defined, in office on the date of such election or nomination for election for the new director. For purposes hereof, "Continuing Director" shall mean:

                  (a) any member of the Board at the close of business on the
             Effective Date; or

                  (b) any member of the Board who succeeded any Continuing
             Director described in clause (1) above if such successor's election, or nomination for election, by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the Continuing Directors then still in office. The term "Continuing Director" shall not, however, include any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A of the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

             (iii) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless following such reorganization, merger or consolidation, (A) more than 60% of the then outstanding securities having the right to vote in the election of directors of the corporation resulting from such reorganization, merger or consolidation is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who where the beneficial owners of the outstanding securities having the right to vote in the election of directors of the Company immediately prior to such reorganization, merger or consolidation, (B) no Person (excluding the Company, any employee benefit Plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation and any

         Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 30% or more of the then outstanding securities having the right to vote in the election of directors of the Company) beneficially owns, directly or indirectly, 30% or more of the then outstanding securities having the right to vote in the election of the corporation resulting from such reorganization, merger or consolidation, and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger are Continuing Directors at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

             (iv) Approval by the stockholders of the Company of (A) complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than 60% of the then outstanding securities having the right to vote in the election of directors of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the outstanding securities having the right to vote in the election of directors of the Company immediately prior to such sale or other disposition of such outstanding securities, (2) no Person (excluding the Company and any employee benefit Plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 30% or more of the outstanding securities having the right to vote in the election of directors of the Company) beneficially owns, directly or indirectly, 30% or more of the then outstanding securities having the right to vote in the election of directors of such corporation and (3) at least a majority of the members of the board of directors of such corporation are Continuing Directors at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition assets of the Company.

         (c) Change in Control Price. For purposes of the Plan, "Change in Control Price" means the highest price per share (i) paid in any transaction reported on the New York Stock Exchange Composite or other national exchange on which such shares are listed or on NASDAQ, or (ii) paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the preceding sixty (60) day period as determined by the Committee.

SECTION 16.  Amendments and Termination.

         The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (i) impair the rights of an optionee under a Stock Option or a Deferred Option or a recipient of a Stock Appreciation Right, Restricted Stock Award and Deferred Stock Award theretofore granted without the optionee's or recipient's consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3 or
(ii) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed or NASDAQ.


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




         The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent except such an amendment made to cause the Plan or Award to qualify for the exemption provided by Rule 16b-3, and no amendment shall reduce the Option price.

         Subject to the above provisions, the Board shall have the authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other factors necessary to administer the Plan in accordance with the intentions of the Company in establishing the Plan and to grant Awards which qualify for beneficial treatment under such rules without shareholder approval.

SECTION 17.  Unfunded Status of Plan.

         It is presently intended that the Plan constitute an "unfunded" Plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 18.  General Provisions.

         (a) The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

         All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed (or NASDAQ) and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (b) Nothing contained in the Plan shall prevent the Company or an Affiliate from adopting other or additional compensation arrangements for its employees.

         (c) The adoption of the Plan shall not confer upon any employee any right to continued employment or service as a Director nor shall it interfere in any way with the right of the Company or an Affiliate to terminate the employment of any employee at any time.

         (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common

Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant.

         (e) At the time of grant, the Committee may provide in connection with any grant made under the Plan that the shares of Common Stock received as a result of such grant shall be subject to a right of first refusal pursuant to which the participant shall be required to offer to the Company any shares that the participant wishes to sell at the then Fair Market Value of the Common Stock, subject to such other terms and conditions as the Committee may specify at the time of grant.

         (f) The reinvestment of cash dividends in additional Restricted Stock or Deferred Stock at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available under Section 4 for such reinvestment (taking into account then outstanding Stock Options and other Plan Awards).

         (g) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid.

         (h) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

         (i) In addition to such other rights of indemnification as they may have as members of the Board and to the extent permitted by law, the members of the Committee or the Committee shall be indemnified and held harmless by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or any failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) as paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee or Committee Member is liable for gross negligence or gross misconduct in the performance of its or his duties; provided that, within 60 days after institution of any such action, suit or proceeding, the Committee or the Committee member shall offer the Company, in writing, the opportunity at its own expense, to handle and defend the action, suit or proceeding.

         (j) This Plan shall inure to the benefit of and be binding upon the Company and its successors and permitted assigns.

         (k) A grant of any Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structures or to merge, consolidate, dissolve, liquidate, sell or transfer all or part of its business or its assets.


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